EXHIBIT 10.5
GMAC LONG-TERM INCENTIVE PLAN LLC
LONG-TERM PHANTOM INTEREST PLAN
     1. Purpose. The purpose of the GMAC Long-Term Incentive Plan LLC Long-Term Phantom Interest Plan is to motivate and retain certain employees of GMAC LLC (“GMAC”) and its Subsidiaries who are responsible for the attainment of the primary long-term performance goals of GMAC and its Subsidiaries.
     2. Definitions. When used herein, the following terms shall have the following meanings.
          “Administrator” means the Manager or the Board.
          “Affiliate” means any Person that controls, is controlled by, or is under common control with such Person. As used herein, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or to cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.
          “Award” means, with respect to a Performance Period, the right to receive the Redemption Amount, as set forth in the Award Agreement.
          “Award Agreement” means a written agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to an Award.
          “Award Date” means the date on which the Company grants an Award to a Participant.
          “Award Percentage” means, with respect to an Award, a percentage determined by the Administrator and set forth in the Award Agreement.
          “Award Value” means the excess, if any, of the Redemption Value over the Base Value.
          “Base Value” means, as determined by the Board pursuant to a consistent methodology, (x) the aggregate fair market value of all Class A Membership Interests and Class B Membership Interests as of the end of the fiscal year prior to the Award Date (provided that, with respect to Awards granted during the fiscal year that includes the Closing Date, the value of all Class A Membership Interests and Class B Membership Interests shall equal the Agreed Initial Value (as defined in the GMAC LLC Agreement) increased by (y) an amount equal to a ten percent (10%) per annum compound rate of return through the end of the Performance Period on the amount set forth in clause (x) reduced from time to time by the distributions received by the holders of such Class A Membership Interests and Class B Membership Interests (other than distributions that are deemed attributable to taxes pursuant to the GMAC LLC Agreement) during the Performance Period.
          “Board” means the Board of Managers of GMAC.

          “Class A Membership Interests” has the meaning ascribed to it in the GMAC LLC Agreement.
          “Class B Membership Interests” has the meaning ascribed to it in the GMAC LLC Agreement.
          “Closing Date” has the meaning ascribed to it in the Purchase and Sale Agreement by and among General Motors Corporation, General Motors Acceptance Corporation, GM Finance Co. Holdings Inc., and FIM Holdings LLC, dated as of April 2, 2006.
          “Company” means GMAC Long-Term Incentive Plan LLC, a Delaware limited liability company.
          “Effective Date” means the date set forth in Section 21 hereof.
          “GMAC LLC Agreement” means the Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC, dated as of November 30, 2006, as may be amended from time to time.
          “IPO” means an underwritten sale to the public of the equity securities of GMAC (or its successor) pursuant to an effective registration statement filed with the SEC on Form S-1 and after which GMAC’s (or its successor’s) equity securities are listed on the New York Stock Exchange or the American Stock Exchange or are quoted on The NASDAQ Stock Market; provided that an IPO shall not include any issuance of equity securities in any merger or other business combination, and shall not include any registration of the issuance of equity securities to existing securityholders or employees of GMAC (or its successor) on Form S-4 or Form S-8.
          “LLC Agreement” means the Limited Liability Company Agreement of GMAC Long-Term Incentive Plan LLC, dated as of November 30, 2006, as may be amended from time to time.
          “Manager” has the meaning ascribed to it in the LLC Agreement.
          “Participant” means any employee of GMAC or any of its Subsidiaries who is selected to participate in the Plan in accordance with Section 4 hereof.
          “Performance Period” means the performance period set forth in the Award Agreement.
          “Person” means any individual, partnership, firm, trust, corporation, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of shares or similar equity interest of GMAC, such partnership, limited partnership, syndicate or group shall be deemed a “Person.”
          “Plan” means this GMAC Long-Term Incentive Plan LLC Long-Term Phantom Interest Plan.

          “Purchase Agreement” means the Purchase and Sale Agreement, by and among General Motors Corporation, GMAC, GM Finance Co. Holdings Inc., and FIM Holdings LLC, dated as of April 2, 2006.
          “Redemption Amount” means, with respect to an Award, the product of (x) the Award Percentage multiplied by (y) the Award Value.
          “Redemption Date” means the last day of a Performance Period.
          “Redemption Value” means, as determined by the Board pursuant to a consistent methodology, (x) the aggregate fair market value of all Class A Membership Interests and Class B Membership Interests as of the Redemption Date increased by (y) the distributions received by the holders of such Class A Membership Interests and Class B Membership Interests (other than distributions that are deemed attributable to taxes pursuant to the GMAC LLC Agreement) during the Performance Period and reduced by (z) any taxes paid by the Company relating to the Plan during the Performance Period.
          “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and the Regulations thereunder.
          “Subsidiary” means, with respect to the Company, at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the Company in the Company’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, directly or indirectly, by one or more of the Company and its Subsidiaries.
     3. Administration. The Plan shall be administered by the Administrator. The Administrator shall have the authority to:
          (a) select the Participants;
          (b) determine the Award Percentage, vesting conditions, and other terms applicable to any Award; and
          (c) establish from time to time regulations for the administration of the Plan, interpret the Plan, accelerate the payment of an Award, waive any conditions with respect to an Award (including vesting), delegate in writing administrative matters to committees of the Manager or to other persons, as appropriate, and make such other determinations and take such other action as it deems necessary or advisable for the administration of the Plan.
          All decisions, actions and interpretations of the Administrator shall be final, conclusive and binding upon all Participants and their beneficiaries.

     4. Participation. Participants in the Plan shall be limited to those employees of GMAC or any of its Subsidiaries who have been notified in writing by the Administrator that they have been selected to participate in the Plan.
     5. Redemption of Awards. Except as otherwise provided in an Award Agreement, with respect to each Award, a Participant shall be entitled to receive an amount equal to the Redemption Amount, if any, subject to the Participant’s continued employment with GMAC or any of its Subsidiaries through the Redemption Date of each such Award. Payment of the Redemption Amount shall be made in a lump sum cash payment to the Participant as soon as practicable in the year following the applicable Redemption Date.
     6. Forfeiture of Awards. Except as otherwise provided in an Award Agreement, all rights to an Award held hereunder by a Participant will be forfeited without consideration, and there will be no further obligation of the Company or GMAC to such Participant, upon the Participant’s termination of employment with GMAC or any of its Subsidiaries for any reason prior to the applicable Redemption Date. To the extent that, on a Redemption Date, the Base Value equals or exceeds the Redemption Value of an Award, such Award shall be forfeited without consideration.
     7. Adjustment.
          (a) In the event of any change in the capital structure of GMAC by reason of any reorganization, recapitalization, merger, consolidation, reclassification investment by any third party or equity holder of GMAC, or any transaction similar to the foregoing, the Administrator shall equitably adjust, as it deems necessary, any term of an Award, including but not limited to, the Award Percentage and the components of the Redemption Amount.
          (b) In the event of an IPO of GMAC or an entity formed for the purpose of holding equity securities of GMAC (the “IPO Company”), each Award shall be equitably converted, based on the Award Value as of the date of the IPO (rather than the Redemption Date), as determined by the Board, into phantom stock units of the IPO Company. Each phantom stock unit shall represent one share of the IPO Company registered in connection with such IPO (a “Share”) and such phantom stock units shall be payable in cash or in Shares, as determined in the sole discretion of the Administrator, at such time and under such conditions applicable to the underlying Award.
     8. Nontransferability. Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution.
     9. Plan and Awards Not to Confer Rights with Respect to Continuance of Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any Participant any right to continue such Participant’s relationship with GMAC or any of its Subsidiaries, nor shall it give any Participant the right to be retained by GMAC or any of its Subsidiaries, or interfere in any way with the right of GMAC or any of its Subsidiaries to terminate any Participant’s employment or relationship, as the case may be, at any time for any reason.

     10. No Claim or Right Under the Plan to Awards. No employee of GMAC or any of its Subsidiaries shall at any time have the right to be selected as a Participant in the Plan nor, having been selected as a Participant and granted an Award, to be granted any additional Award pursuant to the Plan. In addition, at no time shall a Participant receiving an Award under the Plan have a right to any equity interest of the Company or GMAC pursuant to this Plan. The terms and conditions of Awards and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).
     11. Unsecured Interest. No particular assets shall be segregated or earmarked to represent a Participant’s Award and no Participant shall have any interest in any fund or specific asset of the Company by reason of the Plan. A Participant’s sole and exclusive claim, if any, shall be that of a general unsecured creditor against the general assets of the Company for the payment of any amount which may be due under the Plan.
     12. Tax Withholding. The Company or GMAC shall have the right to deduct from all amounts paid pursuant to the Plan any taxes or other deductions required by law to be withheld with respect to such payments and to take such action as may be necessary in the opinion of the Company or GMAC to satisfy all obligations for the payment of such taxes.
     13. Offsets. Notwithstanding any provisions of the Plan to the contrary, the Administrator may, if the Administrator in its sole and absolute discretion shall so determine, offset any amount to be paid to a Participant under the Plan (to the extent permitted by law) against any amounts that the Participant may owe to the Company, GMAC or any of their Subsidiaries.
     14. Voting and Distribution Rights. A Participant shall not be entitled to any voting rights, distributions or any other rights or privileges of an equity holder as a result of the grant of an Award.
     15. No Liability of Administrator. No member of the Administrator shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Administrator or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each such member and each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Manager) arising out of any act or omission to act in connection with the Plan unless such act arises out of such person’s own fraud or willful misconduct.
     16. Amendment or Termination. The Administrator may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time and for any reason; provided, however, that, subject to Section 7, no amendment, suspension, or termination may affect adversely any then outstanding Award without the written consent of the affected Participant. Notwithstanding any terms of the Plan to the contrary, the Plan may be amended or modified by the Administrator at any time to the extent necessary to prevent non-compliance with Section 409A.

     17. Compliance with Section 409A. At all times, the Plan shall operate in accordance with the requirements of Section 409A. Any action that may be taken (and, to the extent possible, any action actually taken) by the Company or a Participant shall not be taken (or shall be void and without effect), if such action violates the requirements of Section 409A. Any provision in this Plan that is determined to violate the requirements of Section 409A shall be void and without effect. In addition, any provision that is required by Section 409A to appear in this Plan that is not expressly set forth shall be deemed to be set forth herein, and this Plan shall be administered in all respects as if such provision were expressly set forth.
     18. Captions. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provision of the Plan.
     19. Governing Law. The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.
     20. Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     21. Effective Date. The Plan shall become effective as of December 18, 2006.